UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 21, 2021

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01	Other Events

On March 21, 2021, we entered into a non-binding letter of to form a Joint Venture, with Lingstar Co. (“Lingstar”), a Xian, Shaanxi, China company, for the purpose of engaging in the sourcing, designing, developing, manufacturing and distribution of high-performance, affordable and fully electric vehicles in North America, Asia and Africa.

The proposed transaction calls for NIHK and Lingstar to form a new  company (the “Joint Venture”, “JV”) under the Chinese law which will be qualified to transact business generally (but will focus on sourcing, designing, developing, manufacturing and distribution of high-performance, affordable and fully electric vehicles) in China, North America and West Africa. The China-based Joint-Venture will be funded initially by NIHK with a contribution enough to facilitate the processing of the business registration and obtaining all necessary licenses to conduct the business of sourcing, designing, developing, manufacturing in exchange for 51% ownership of the Joint Venture.

The foregoing summary of the Agreement is qualified in all respects by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
10.1	Letter of intent dated effective as of March 21, 2021 by and between the Company and Lingstar Co.

10.2	NIHK Press Release 3.22.2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Video River Networks, Inc.

Dated:	March 22, 2021 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO